Exhibit (c)(9)

       CONFIDENTIAL  May 22, 2019  Fairness Opinion Presentation

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For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the proposed transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors.  2

CONFIDENTIAL

Situation Overview

- **On November 8, 2018, NASCAR Holdings, Inc. ("NASCAR") submitted a bid to acquire all of the outstanding shares of International Speedway Corporation ("ISC") that are not owned by the controlling shareholders of NASCAR (the "Family Stockholders"), for $42 per share in cash**

- **Following multiple rounds of negotiations and counter offers between NASCAR and the ISC Special Committee formed to consider the proposed merger, NASCAR submitted a best and final offer of $45 per share on April 4, 2019**

- **NASCAR has stated the following reasons for a combination:**

We believe the industry would benefit from structural change in order to best position the sport on a going forward basis. This will require significant time, effort, and investment. We believe that this transformation will be best undertaken as a private company. Moreover, we believe that the consolidation of the ownership of ISC and NASCAR, as private companies guided by the Family Stockholders, is in the best interests of all constituents of the sport and will position motorsports for long- term success and viability. (1)

NASCAR and the France family strongly believe that the proposed transaction is needed to turn around the sport in the face of the headwinds currently limiting value to all industry stakeholders.

- *Current fragmented industry structure limits the ability to rapidly react to headwinds*
- *The proposed transaction will further align incentives, bring stability to the industry, and allow NASCAR to be more nimble in its ability to make industry-wide decisions* (2)

- **NASCAR stated in its offer that the Family Stockholders would not expect, in their capacity as shareholders of ISC, to vote in favor of any alternative sale, merger, or other extraordinary corporate transaction**
  - Extraordinary corporate transactions include sale to another party, significant M&A, asset sales, LBO, and REIT conversion, which have been excluded from our analysis at the direction of the Special Committee

(1) NASCAR letter to ISC Board of Directors (11/8/2018)
(2) NASCAR presentation on the Combination Rationale (3/18/2019)

DBO PARTNERS 3

CONFIDENTIAL

Summary of Proposal

Key financial statistics

NASCAR will acquire all of the outstanding shares of ISC Class A and Class B common stock that are not owned by the Rollover Shareholders for $45.00 per share in an all-cash merger transaction [(1)]

		Unaffected [(2)]	Purchase Price	
Merger Consideration	Share Price	$39.06	$45.00	
	Equity Value ($MM) [(3)]	$1,699	$1,957	
	Aggregate Value ($MM) [(4)]	$1,683	$1,941	
		Current	**1 Day Unaffected [(2)]**	**30 Day Unaffected VWAP [(2)]**
Purchase Price per Share Premium Price Analysis	Share Price	$43.96	$39.06	$37.27
	Premium %	2.4%	15.2%	20.8%
		FY2019E (Low / Forecast) [(5)]	**FY2020E (Forecast)**	
Purchase Price per Share Implied Multiples	AV / EBITDA	8.4x / 8.0x	7.7x	
	P/E	24.3x / 22.4x	19.9x	

Note: Current share price as of 5/20/2019
(1) Rollover Shareholders are the controlling shareholders of NASCAR other than Brian Z. France and his affiliated entities
(2) Unaffected date is 11/9/2018 (public announcement of offer occurred after market close)
(3) Equity Value calculated as share price multiplied by FDSO of 43.5MM (per Merger Agreement as of 5/21/2019)
(4) Aggregate Value calculated as Equity Value plus net debt (as of latest quarterly filing)
(5) Low estimates per April Board Presentation (4/10/2019); Forecast estimates per Revised Forecast (as of 2/28/2019)

DBO PARTNERS 4

CONFIDENTIAL

ISC Overview & Trends

Company Overview

- **ISC is an owner of major motorsports entertainment facilities and promotor of motorsports themed entertainment activities**
  - Founded in 1953 by France Family and headquartered in Daytona Beach, FL
  - 850+ employees
  - Own and/or operate 13 motorsports facilities in the U.S. including Talladega Superspeedway and Daytona International Speedway
- **In 2018, ISC's facilities promoted over 100 stock car, open wheel, sports car, truck, motorcycle and other events**
  - Largest promoter of NASCAR events, with ~90% of revenues from NASCAR-sanctioned racing events

Core Operations

- **Revenue segments include:**
  - Admissions: ticket sales for racing events and other motorsports activities and amusements
  - Motorsports and other event related: TV and ancillary media rights fees, promotion and sponsorship fees, hospitality rentals, advertising revenues, royalties, etc.
  - Food, beverage and merchandise: concession stands, souvenir sales, hospitality catering, programs and other merchandise and fees paid by 3rd party vendors
  - Other: includes revenue derived from leasing space in retail operations, such as ONE DAYTONA and Kansas Casino

Key Revenue Drivers & Trends

Admissions	▪ Admissions revenue down (16%) from 2014 to 2018, with a CAGR of (4%) ▪ Management forecasts flat revenues from 2018 to 2019, with an increase of ~0.6% thereafter
Broadcast & Ratings	▪ Broadcast rights contribute over 50% of ISC revenue, with an average annual escalator of ~4% ▪ Following the expiration of the current broadcast agreement in 2024, Management forecasts a renewal at the 2015 value with the same average annual CAGR ▪ Average season viewership for the NASCAR Cup series is down (52%) over the past ten years (2008 – 2018); however, average race viewership is only slightly down (1%) through the first 12 races of the 2019 season and is up 4% at ISC tracks (1)
Sanction Agreements	▪ Management assumes a continuation of the 65/25/10 broadcast fee revenue split, with ISC receiving ~53% of the revenue distributed to promoters ▪ However, NASCAR and the France Family have indicated the current media rights revenue allocation may change when race Team Charter agreements are renegotiated at the end of the 2020 season (2)
Sponsorship & Advertising (3)	▪ ISC's sponsorship and advertising revenue declined ~28% from 2009-2014, and grew ~20% from 2014-2018; DC Solar contributed ~$15MM through FY2018 ▪ Management forecasts a decline of ~$10MM from 2018 to 2019 primarily due to the loss of the DC Solar sponsorship across multiple tracks, with YTD sponsorship sales lagging budget (on top of DC Solar loss) ▪ Beginning in 2020, Management forecasts sponsorship growth of ~2% annually through 2024 and ~1% thereafter (excluding 2023 which accounts for the loss of ~$5MM Fox sponsorship)

Sources: ISC SEC filings; Revised Forecast (as of 2/28/2019)
(1) Sports Business Journal, Frontstretch TV Ratings, ShowBuzzDaily
(2) NASCAR "Combination Rationale" 3/18/2019, p. 12
(3) Revenue includes "Sponsorship Display Billboard" and "Advertising Revenue" from "MSR 10 year trailing 2010 to 2019"; DC Solar from Management's "_Summary of DC Solar relationship" XLS; YTD estimates from Management Weekly Revenue Dashboard (as of 5/8/2019)

DBO PARTNERS 5

 CONFIDENTIAL      Industry Trends                                                                                          $193  $214  $206  $204  $223  $235  $235  $254  $236  $196  $160  $144  $136  $130  $130  $130  $124  $122  $110  $142  $139  $144  $150  $157  $177  $175  $180  $188  $163  $139  $130  $116  $106  $101  $101  $91  $87  $78  $335  $353  $349  $354  $379  $412  $410  $433  $424  $359  $300  $275  $252  $236  $230  $231  $214  $208  $188  7.1  6.9  6.4  6.0  6.5  5.8  5.8  5.3  5.1  4.5  4.1  3.3  0  1  2  3  4  5  6  7  –  $50  $100  $150  $200  $250  $300  $350  $400  $450  $500  Average Viewership per Cup Race (MM)  Admissions Revenues ($MM)  Admissions Revenue Since 2000 & Viewership Over Prior Two Broadcast Agreements        Fox | TNT | ABC | ESPN        Fox | NBC    (7.3%)  ISC    (7.3%)  TRK    (4.1%)  Fox | TNT | ABC | ESPN Viewership    2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018(13.5%) Fox | NBCViewership  CAGRs:  2007-2018 2007-2018 2007-2014Sources: Admissions revenues from ISC and TRK SEC filings; Viewership data from Sports Business Journal  2015-2018  6

     CONFIDENTIAL      ISC Historical and Projected Financials  Source: Historical financials per Company filings; Projected financials per Revised Forecast (as of 2/28/2019) used at the direction of the Special Committee(1) Historical figures are “Broadcast Rights Revenue” from “MSR 10 year trailing 2010 to 2019”; projected figures are “TV &  Ancillary Rights” per Revised Forecast (as of 2/28/2019)  7  $MM, except per shareFYE 11/30   Historical 2015A 2016A 2017A      2018A  Projected                                  2019E  2020E  2021E  2022E  2023E  2024E  2025E  2026E  2027E  2028E  2029E  2030E  Admissions  $130.2  $123.5  $121.5  $109.6  $109.8  $110.4  $111.0  $111.6  $112.2  $112.8  $113.5  $114.1  $114.7  $115.4  $116.0  $116.6  Broadcast & Ancillary Rights (1)  314.5  325.1  337.4  350.8  365.6  380.2  394.6  409.6  431.6  449.8  317.7  327.5  339.3  351.2  365.6  380.2  Other Motorsports Related  137.4  152.1  154.3  157.7  145.3  148.7  150.1  151.6  148.0  149.4  150.4  151.3  152.3  153.2  154.2  155.2  Motorsports Related  451.8  477.2  491.7  508.5  510.9  528.9  544.7  561.2  579.7  599.2  468.1  478.8  491.6  504.5  519.9  535.4  Food, Beverage, & Merchandise  47.3  42.0  41.3  35.7  45.9  46.6  47.0  47.4  47.8  48.2  48.5  48.8  49.2  49.5  49.8  50.2  Other Income  16.1  18.3  17.0  21.3  22.3  26.0  26.4  26.8  27.2  27.5  28.0  28.5  28.8  29.3  29.8  30.2  Total Revenues  $645.4  $661.0  $671.4  $675.0  $688.9  $711.9  $729.1  $747.0  $766.8  $787.8  $658.0  $670.2  $684.3  $698.6  $715.5  $732.4  % Growth  (1.0%)  2.4%  1.6%  0.5%  2.1%  3.3%  2.4%  2.4%  2.7%  2.7%  (16.5%)  1.8%  2.1%  2.1%  2.4%  2.4%  Adj. EBITDA (Non-GAAP)  $229.8  $238.8  $241.5  $231.4  $241.8  $250.4  $256.9  $263.6  $268.6  $276.6  $214.3  $219.4  $225.4  $231.6  $238.9  $246.2  % Growth  6.2%  3.9%  1.1%  (4.2%)  4.5%  3.6%  2.6%  2.6%  1.9%  3.0%  (22.5%)  2.4%  2.7%  2.7%  3.2%  3.1%  % Margin  35.6%  36.1%  36.0%  34.3%  35.1%  35.2%  35.2%  35.3%  35.0%  35.1%  32.6%  32.7%  32.9%  33.1%  33.4%  33.6%  Net Income (Non-GAAP)  $67.3  $68.1  $72.1  $81.5  $87.4  $95.8  $101.6  $105.6  $111.3  $117.9  $72.2  $77.9  $84.4  $91.0  $98.4  $107.8  % Growth  2.1%  1.2%  5.9%  13.1%  7.2%  9.6%  6.1%  3.9%  5.4%  5.9%  (38.7%)  7.9%  8.3%  7.9%  8.0%  9.6%  % Margin  10.4%  10.3%  10.7%  12.1%  12.7%  13.5%  13.9%  14.1%  14.5%  15.0%  11.0%  11.6%  12.3%  13.0%  13.7%  14.7%  Diluted EPS  $1.44  $1.48  $1.61  $1.85  $2.01  $2.26  $2.44  $2.57  $2.75  $2.93  $1.80  $1.95  $2.12  $2.29  $2.48  $2.73                                    Revenue Growth By Segment                                  Admissions  0.4%  (5.1%)  (1.6%)  (9.8%)  0.2%  0.6%  0.5%  0.6%  0.6%  0.6%  0.6%  0.6%  0.6%  0.6%  0.6%  0.6%  Broadcast Rights Revenue  3.8%  3.4%  3.8%  4.0%  4.2%  4.0%  3.8%  3.8%  5.4%  4.2%  (29.4%)  3.1%  3.6%  3.5%  4.1%  4.0%  Other Motorsports Related  5.0%  10.7%  1.4%  2.2%  (7.9%)  2.4%  0.9%  1.0%  (2.3%)  0.9%  0.6%  0.6%  0.6%  0.6%  0.6%  0.6%  Motorsports Related  4.2%  5.6%  3.0%  3.4%  0.5%  3.5%  3.0%  3.0%  3.3%  3.4%  (21.9%)  2.3%  2.7%  2.6%  3.0%  3.0%  Food, Beverage, & Merchandise  (35.1%)  (11.2%)  (1.6%)  (13.6%)  28.8%  1.5%  0.8%  0.8%  0.8%  0.8%  0.7%  0.7%  0.7%  0.7%  0.7%  0.7%  Other Income  3.0%  13.9%  (7.4%)  25.3%  5.0%  16.3%  1.8%  1.3%  1.4%  1.3%  1.7%  1.7%  1.3%  1.6%  1.6%  1.3%  Total Revenues  (1.0%)  2.4%  1.6%  0.5%  2.1%  3.3%  2.4%  2.4%  2.7%  2.7%  (16.5%)  1.8%  2.1%  2.1%  2.4%  2.4%

 CONFIDENTIAL      ISC 2019E Financial Projections  Note: 2019 “High” forecast shown in April Board Presentation (4/10/2019) slightly different than Revised Forecast (as of 2/28/2019) due to rounding and other minor adjustments, per ISC managementSource: ISC April Board Presentation (4/10/2019)  8  $MM, except per share   2019E Forecast 2019E Low High Budget Street 2018A            Revenues  $676.8  $688.9  $705.9  $696.7  $675.0  Operating Income  91.5  101.1  111.6  112.9  99.0  Operating Margin  13.5%  14.7%  15.8%  16.2%  14.7%  Net Income  80.2  87.4  93.8  86.9  81.5  Net Margin  11.9%  12.7%  13.3%  12.5%  12.1%  EPS - Normalized  1.85  2.01  2.17  2.00  1.85  EPS - SEC Reporting  1.81  1.97  2.17    5.11  Adj. EBITDA  232.0  241.6  249.4    231.4

 CONFIDENTIAL      Forecast Comparison  Sources: Revised Forecast (as of 2/28/2019) – includes Q1 results, forecast estimates for FY19, and corresponding adjustments by Management for 2020 and beyond; Budget Forecast (as of 11/30/2018)  9  $MM, except per share  Projections Through Current Broadcast Agreement              Projections Through Potential New Broadcast Agreement              2019E  2020E  2021E  2022E  2023E  2024E  2025E  2026E  2027E  2028E  2029E  2030E                            Revised (2/28/2019)                          Total Revenue  $688.9  $711.9  $729.1  $747.0  $766.8  $787.8  $658.0  $670.2  $684.3  $698.6  $715.5  $732.4  Adj. EBITDA  241.8  250.4  256.9  263.6  268.6  276.6  214.3  219.4  225.4  231.6  238.9  246.2  Diluted EPS  2.01  2.26  2.44  2.57  2.75  2.93  1.80  1.95  2.12  2.29  2.48  2.73  Budget (11/30/2018)                          Total Revenue  $705.9  $729.0  $746.4  $764.4  $776.8  $797.9  $668.3  $680.5  $694.7  $709.1  $726.0  $743.0  Adj. EBITDA  249.4  259.9  266.5  273.3  276.7  284.9  222.7  227.9  234.0  240.3  247.7  255.2  Diluted EPS  2.17  2.45  2.64  2.77  2.92  3.12  1.98  2.13  2.30  2.48  2.68  2.93  Difference                          Total Revenue  ($17.0)  ($17.1)  ($17.2)  ($17.4)  ($10.0)  ($10.2)  ($10.2)  ($10.3)  ($10.4)  ($10.5)  ($10.6)  ($10.6)  Adj. EBITDA  (7.7)  (9.5)  (9.6)  (9.8)  (8.1)  (8.3)  (8.4)  (8.5)  (8.6)  (8.7)  (8.8)  (8.9)  Diluted EPS  (0.16)  (0.19)  (0.20)  (0.20)  (0.17)  (0.18)  (0.18)  (0.18)  (0.19)  (0.19)  (0.19)  (0.20)

 CONFIDENTIAL                                                                                                                                                                                          $50  $54  $57  $50  $50  $52  $46  $45  $37  $32  $33  $36  $37  $36  $43  $42  $42  $43  $36  $37  $38  $36  $44  $42  $42  $43  $37  $35  $35  $35  $52  $52  $56  $60  $52  $53  $54  $48  $47  $39  $45  $38  $39  $40  $40  $45  $43  $45  $45  $41  $39  $40  $40  $46  $44  $44  $45  $46  $40  $40  $47  $49 $50  $47  $51  $30  $34  $29  $34  $32  $35  $29  $34  $36 $41 $46 $51  $56  $61      Current: Offer:$43.96 $45.00      Earnings (10/4) to Offer (11/9)30 Day Unaffected LTM Unaffected (Closing)  First to Final % Increase (18.3%-24.5%)  FY19 EBITDA (LTM) (7.7x-8.0x)  FY19 EBITDA (L5Y) (7.5x-7.9x)FY19 P/E (LTM) (20.9x-21.7x)    Analyst Price Target(Morningstar, Wells Fargo, Citi)  Final to 1D Unaffected (15.7%-20.2%)  Final to 30D Avg. (24.4%-29.4%)Final to LTM High (Intraday)(3.4%-9.0%)Final to LTM High (Closing)(5.4%-11.6%)  Final to 1D Unaffected (45.2%-53.0%)Final to 30D Avg. (43.8%-51.0%)Final to LTM High (Intraday)(0.6%-4.8%)Final to LTM High (Closing)(5.4%-10.1%)$26 $31  LTM High(Intraday):$47 $50     Q3 to Offer FY20 P/E (15.8x-18.3x)  FY19 P/E (L5Y) (21.8x-22.7x)Q3 to Offer FY19 EBITDA (6.4x-7.2x)Q3 to Offer FY19 P/E (18.7x-20.1x)  Q3 to Offer FY20 EBITDA (6.3x-6.8x)  FY19 EBITDA (LTM) (7.7x-8.0x)  FY19 EBITDA (L5Y) (7.5x-7.9x)  FY19 P/E (LTM) (20.9x-21.7x)  FY19 P/E (L5Y) (21.8x-22.7x)  Q3 to Offer FY19 P/E (18.7x-20.1x)     Q3 to Offer FY20 P/E (15.8x-18.3x)  Q3 to Offer FY19 EBITDA (6.4x-7.2x)  Q3 to Offer FY20 EBITDA (6.3x-6.8x)  30D VWAP: Unaffected:$37.27 $39.06    DEV (Base - Upside)DCF (@ 20.0x Exit Multiple)(WACC: 8.5%-7.5%)    ISC Valuation Summary  Note: Ranges for premiums / multiples represent 40th and 60th percentiles except “Q3 to Offer” ranges represent low to high; Premiums and trading ranges are to unaffected price / date  Sources: CapIQ as of 5/20/2019; Revised Forecast as of 2/28/2019; April Board Presentation as of 4/10/2019; Broker research; SEC FilingsFor DCF, value shown represents calculated WACCValues for historical multiple ranges calculated off unaffected multiples; Values for existing shareholder buyout premiums calculated off $18 first offerStreet estimates per Wells Fargo of $243MM & $245MM for EBITDA and $1.99 & $2.09 for EPS, in 2019E and 2020E respectively  10  Methodologies      Historical Trading Ranges    Historical Multiple Ranges  Existing Shareholder Buyout    Precedent M&A    Revised Forecast  Street Projections (3)    Precedent Transactions      DEV / DCF          (1)Median / VWAP for Historical Trading Ranges(2)TRK Trading Multiplesand First Offer PremiumsHistorical Multiples Range Based on Revised ForecastHistorical Multiples Range Based on Low-End of April Board PresentationMedian for Revised Forecast Only                  $35  $35  $40  $39  $41  $41

 CONFIDENTIAL      ISC Share Price Performance  Note: VWAP calculation and consensus estimates per CapIQ Source: CapIQ as of 5/20/2019  11   NASCAR Purchase Offer Prem. / Disc. To Share Price        Share Price     Prem. / Disc.   Prior to Announce  $39.06  15.2%  Prior 30 Day VWAP  $37.27  20.8%  Prior 60 Day VWAP  $39.88  12.8%  Prior 90 Day VWAP  $41.16  9.3%  Prior 180 Day VWAP  $42.46  6.0%  LTM VWAP  $42.26  6.5%  LTM Low (Intraday)  $35.12  28.1%  LTM High (Intraday)  $49.95  (9.9%)  LTM High (Closing)  $47.15  (4.6%)  VWAP Since Offer  $43.33  3.9%   Earnings Beat / Miss vs. Consensus Estimates               Q1'18  Q2'18  Q3'18  Q4'18  Q1'19  Revenue  (2.0%)  1.6%  4.2%  (2.3%)  (0.3%)  EPS  5.4%  2.4%  18.2%  (10.3%)  (4.7%)        $43.79  $43.58  $44.03  $39.06  $36.87  $42.26  $44.35  $42.20  $42.65  $40.95  35.00  38.00  41.00  44.00  47.00  Jan-18  Mar-18  Jun-18  Sep-18  Nov-18  Feb-19  May-19  NASCAR Purchase Price :$45.00  ISC Share Price($USD)50.00  11/9/2018: NASCARmade public bid at$42.00  10/4/2018: AnnouncedQ3'18 earnings;low ered 2018 guidance  Current:$43.96  1/25/2018: Announced FY17 earnings; issued FY18 guidance  4/3/2018: Announced Q1'18 earnings; maintained guidance  7/5/2018: Announced Q2'18 earnings; maintained guidance  1/24/2019: Announced FY18 earnings; issued FY19 guidance  5/8/2018: NASCARhires Goldman Sachs to explore options  10/23/2018:Reports that Comcast no longer interested in NASCAR stake  6/27/2018: Reports of NASCAR seeking minority investors$45.35  4/4/2019: Announced Q1'19 earnings; maintained guidance  4/24/2019: Smithfamily announces offer to acquire TRK

 CONFIDENTIAL      Summary of Street Projections  Source: Broker Research  12    $MM, except per share        Report Date  1/25/2019  4/4/2019  4/10/2019  Rating  Market Perform  NA  Neutral  Valuation Methodology  NA  Discounted Cash Flow (8.4% WACC)  21.9x 2020E P/E Multiple  Price Target  $41  $37  $46  RevenueFY19E FY20E% Growth  $699  $694  $697    $719  $713  $720    3%  3%  3%  EBITDA        FY19E  $243  $215  $210  FY20E  $245  $224  $209  % Growth  1%  4%  (0%)  Non-GAAP EPS        FY19E  $1.99  $2.02  $2.00  FY20E  $2.09  $2.19  $2.09  % Growth  5%  8%  4%  Commentary  "ISCA shares likely to remain range bound."(1/25/19 Report)  "Overall, we believe that the company "We have yet to incorporate the nonbinding deserves to trade roughly in line (previouslybid of $42 per share NASCAR 15% discount but changed due to the offered…given uncertainty about the proposed takeover offer by NASCAR and timeline or the probability of such a increased confidence in ISCA’s ability to transaction being consummated." stabilize attendance trends) with its(4/4/19 Report) historical forward P/E multiple of 21.7x (previously 21.9x)." (1/28/19 Report)

 CONFIDENTIAL      13  ISC Historical Trading Metrics  Company has traded at ~22.0x forward earnings and 7.5x-8.0x NTM EBITDA  Share Price (1)  AV / NTM EBITDA  Forward P/E          7.0x  10.0x9.0x  6.0xNov-13 Jun-14 Jan-15 Sep-15 Apr-16 Nov-16 Jul-17 Feb-18 Sep-18 May-19  8.0x      Current: 8.2x 60%: 7.9xMedian: 7.7x 40%: 7.5xQ3 to OfferMedian: 6.7x          $30.00  $35.00   $40.00  $45.00  $50.00  $25.00Nov-13 Jun-14 Jan-15 Sep-15 Apr-16 Nov-16 Jul-17 Feb-18 Sep-18 May-19     Current:$43.96Q3 to OfferMedian:$36.9460%: $35.95Median:$34.9040%: $33.90    32.0x29.0x26.0x23.0x20.0x  17.0xNov-13 Jun-14 Jan-15 Sep-15 Apr-16 Nov-16 Jul-17Note: Current multiple based on consensus projections; Summary statistics for five years prior to initial NASCAR offer date Source: CapIQ as of 5/20/2019(1) Closing share price for each trading day  Feb-18  Sep-18  May-19        60%: 22.7x     Median: 22.2x40%: 21.8x          Current: 21.6xQ3 to Offer    Median: 19.6x

     CONFIDENTIAL      Discounted Cash Flow Analysis  Note: Assumes transaction close of 8/31/2019; cash and debt figures as of last public filing; FDSO of 43.5MM (per Merger Agreement as of 5/21/2019) Source: Revised Forecast (as of 2/28/2019)(1) Operating Cash Flow = Management Operating Cash Flow less Interest Income less Tax Shield Adjustment for Net Interest Expense  (2) Includes cash distributions  14    FYE 11/30, $MM Projections                           Terminal Year    2019E  '19E Stub  2020E  2021E  2022E  2023E  2024E  2025E  2026E  2027E  2028E  2029E  2030E  Revenue  $688.9  $172.2  $711.9  $729.1  $747.0  $766.8  $787.8  $658.0  $670.2  $684.3  $698.6  $715.5  $732.4  % Growth  2.1%    3.3%  2.4%  2.4%  2.7%  2.7%  (16.5%)  1.8%  2.1%  2.1%  2.4%  2.4%  Adjusted EBITDA  $241.8  $60.4  $250.4  $256.9  $263.6  $268.6  $276.6  $214.3  $219.4  $225.4  $231.6  $238.9  $246.2  % Margin  35.1%  35.1%  35.2%  35.2%  35.3%  35.0%  35.1%  32.6%  32.7%  32.9%  33.1%  33.4%  33.6%  Net Income  $87.4  $21.9  $95.8  $101.6  $105.6  $111.3  $117.9  $72.2  $77.9  $84.4  $91.0  $98.4  $107.8  % Margin  12.7%  12.7%  13.5%  13.9%  14.1%  14.5%  15.0%  11.0%  11.6%  12.3%  13.0%  13.7%  14.7%  Adjusted Net Income  $85.0  $21.3  $93.4  $99.0  $102.3  $108.3  $114.6  $69.1  $75.0  $81.8  $88.8  $96.3  $107.3  % Margin  12.3%  12.3%  13.1%  13.6%  13.7%  14.1%  14.5%  10.5%  11.2%  11.9%  12.7%  13.5%  14.6%  Operating Cash Flow (1)  $168.8  $42.2  $168.8  $173.3  $176.2  $177.7  $178.9  $127.7  $128.1  $130.3  $134.2  $141.1  $147.5  (-) CapEx from Existing Facilities  (95.6)  (23.9)  (90.0)  (80.0)  (100.0)  (100.0)  (100.0)  (100.0)  (100.0)  (100.0)  (100.0)  (100.0)  (100.0)  (-) Net CapEx from One Daytona / Shoppes / SCCU (2)  (20.8)  (5.2)  8.6  8.8  9.0  9.1  9.2  9.5  9.7  9.8  10.1  10.3  10.4  (+) Distribution from Equity Investee  27.7  6.9  26.3  26.5  26.8  27.1  27.3  27.6  27.9  28.2  28.4  28.7  29.0  Unlevered Free Cash Flow  $80.1  $20.0  $113.7  $128.6  $112.0  $113.9  $115.5  $64.7  $65.6  $68.3  $72.7  $80.2  $86.9  % Margin  11.6%  11.6%  16.0%  17.6%  15.0%  14.9%  14.7%  9.8%  9.8%  10.0%  10.4%  11.2%  11.9%  NPV of Cash Flows  $78.5  $19.6  $103.2  $108.1  $87.1  $82.0  $77.0  $40.0  $37.5  $36.1  $35.6  $36.3    NPV of Sum of Discounted Cash Flows                        $663    Illustrative DCF Valuation @ 20.0x P/E    Terminal Year 2030E Adjusted Net Income  $107  Terminal Year 2030E Exit Multiple  20.0x  Terminal Value 2030E  $2,145  PV of Terminal Value  $973  % of Aggregate Value  59.5%  PV of Sum of Discounted Cash Flows  $663  % of Aggregate Value  40.5%  Implied Aggregate Value  $1,635  (-) Net Debt  (16)  Implied Equity Value  $1,651  Implied FCF Perpetual Growth Rate  3.8%  Implied Share Price  $37.97                                                         Implied Share Price WACC             le      7.5%  8.0%  8.5%  ltip    15.0x  $33.57  $32.38  $31.35  Mu    16.0x  $34.75  $33.50  $32.42  Exit    17.0x  $35.92  $34.62  $33.49  E  Post Q3  18.0x  $37.10  $35.73  $34.56  d P/  Range  19.0x  $38.27  $36.85  $35.63  war    20.0x  $39.45  $37.97  $36.69  or  HistoricalRange  21.0x  $40.62  $39.09  $37.76  F    22.0x  $41.80  $40.21  $38.83

 CONFIDENTIAL      15  Discounted Cash Flow Analysis Sensitivities  Source: Revised Forecast (as of 2/28/2019)                                                      Range     Implied Share Price WACC             le      7.5%  8.0%  8.5%  ltip    15.0x  $33.57  $32.38  $31.35  Mu    16.0x  $34.75  $33.50  $32.42  Exit    17.0x  $35.92  $34.62  $33.49  E  Post Q3  18.0x  $37.10  $35.73  $34.56  d P/  Range  19.0x  $38.27  $36.85  $35.63  war    20.0x  $39.45  $37.97  $36.69  or  Historical  21.0x  $40.62  $39.09  $37.76  F    22.0x  $41.80  $40.21  $38.83               Implied Terminal Value EBITDA Multiple    WACC 7.5% 8.0% 8.5%  15.0x16.0x17.0x18.0x19.0x20.0x21.0x22.0x  6.5x7.0x7.4x7.8x8.3x8.7x9.1x9.6x  6.5x7.0x7.4x7.8x8.3x8.7x9.1x9.6x  6.5x7.0x7.4x7.8x8.3x8.7x9.1x9.6x  Forward P/E Exit Multiple                                                  HistoricalRange    Post Q3 Range         Implied Perpetual FCF Growth Rate    WACC   7.5% 8.0% 8.5%  15.0x16.0x17.0x18.0x19.0x20.0x21.0x22.0x  2.0%2.3%2.6%2.9%3.1%3.3%3.5%3.7%  2.5%2.8%3.1%3.4%3.6%3.8%4.0%4.2%  2.9%3.3%3.6%3.8%4.1%4.3%4.5%4.6%  Forward P/E Exit Multiple                                    Post Q3 RangeHistoricalRange

CONFIDENTIAL

Broadcast Contract Sensitivity Analysis

Discounted equity valuation based on 2025E

$MM, except per share values	Downside Case	Base Case (Revised Forecast)	Upside Case
	Broadcast TV renewal at 25% discount to previous contract, same historical CAGR	*Broadcast TV renewal at same value as previous contract*	*Broadcast TV renewal at 40% premium to previous contract, ~3% CAGR*
2025E EBITDA [1]		$214	
Incremental Broadcast EBITDA [2]	($57)	–	$104
Adjusted 2025E EBITDA	157	214	318
2024E Aggregate Value (at 7.5x multiple)	1,180	1,607	2,385
(-) 2024E Net Debt [1]	(253)	(253)	(253)
2024E Implied Equity Value	1,433	1,860	2,638
2024E Implied Share Price [1]	$35.67	$46.31	$65.68
NPV of Implied Share Price	$23.36	$30.33	$43.02
(+) NPV of Cumulative Dividends [1]	$2.12	$2.12	$2.12
Implied Share Value	**$25.48**	**$32.45**	**$45.14**

Downside Case

NTM EBITDA Multiple	Cost of Equity 8.0%	8.4%	9.0%
6.5x	$23.34	$22.92	$22.28
7.0x	$24.65	$24.20	$23.52
7.5x	$25.96	$25.48	$24.77
8.0x	$27.26	$26.76	$26.02

Base Case (Revised Forecast)

NTM EBITDA Multiple	Cost of Equity 8.0%	8.4%	9.0%
6.5x	$29.50	$28.96	$28.15
7.0x	$31.28	$30.70	$29.84
7.5x	$33.06	$32.45	$31.54
8.0x	$34.84	$34.20	$33.24

Upside Case

NTM EBITDA Multiple	Cost of Equity 8.0%	8.4%	9.0%
6.5x	$40.71	$39.95	$38.82
7.0x	$43.35	$42.55	$41.34
7.5x	$45.99	$45.14	$43.86
8.0x	$48.64	$47.73	$46.38

Note: Assumes transaction close of 8/31/2019

(1) Revised Forecast (as of 2/28/19); Assumes 40.2MM shares outstanding in 2024 (per Revised Forecast)

(2) Based on calculated 2025E EBITDA difference between "Master Model Scenario" and upside and downside scenarios provided by management in "ISC LTP.CapAlloc Model 3Q18" XLS

DBO PARTNERS 16

 CONFIDENTIAL          Offer Price  Premiums / Discounts1 Day 30 Day Unaffected UnaffectedVWAP    Percentiles1 Day 30 Day Unaffected UnaffectedVWAP              Metric:  $39.06  $37.27  $39.06  $37.27  $45.00  15.2%  20.8%  38.3%  24.8%  M&A Premium Analysis  17          $45 per share represents a 15.2% premium to the 1 Day Unaffected price of $39.06  A 15.2% premium to the 1 Day Unaffected price ranks in the 38th percentile of comparable transactions for this metric (i.e., 38% of the relevant comparable transactions were completed at this premium or lower)  Comparable Transaction Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2019Source: CapIQ, SEC Filings

CONFIDENTIAL

Additional Variables Considered

- **DBO also reviewed and discussed with Management and the Special Committee the following variables impacting business operations, potential strategic alternatives, and combined strategic growth initiatives and operational synergies previously analyzed by NASCAR and ISC**

Broadcast Agreement (1)	▪ Management prepares alternative broadcast renewal scenarios for capital allocation planning, but does not provide detailed long-term forecasts of these scenarios except for the base case—a reset to 2015 when the agreement is renegotiated for 2025; TCV of $7.8Bn (1) – Upside: 40% increase from 2015 contract value representing TCV of $10.9Bn – Downside: 25% discount to 2015 value representing TCV of $5.9Bn
Sanction Agreements (2)	▪ Forecast assumes a continuation of the current sanction agreement broadcast revenue split ▪ In its presentation to the Special Committee on the proposed combination, however, NASCAR indicates that the media rights allocations in the sanction agreements may change as part of the Team Charter renegotiation process at the end of the 2020 season
Tax Extender (3)	▪ Forecast assumes an expired motorsports tax provision is not extended ▪ The extension of the motorsports tax provision now under consideration by Congress would decrease Company taxes by $5MM - $10MM annually
DC Solar (4)	▪ April Board of Directors presentation "High" assumes $3.4MM loss to operating income with termination of all sponsorship and sublease agreements ▪ April Board of Directors presentation "Low" assumes termination of all sponsorship agreements and a range of termination for sublease agreements from full termination to approximately $4.2MM annual liability

(1) ISC Board of Directors Appendix (November 2018), p. A5-5
(2) NASCAR "Combination Rationale" 3/18/2019, p. 12
(3) Management estimates provided in "Extenders – 7year life illustrative impact" XLS file
(4) April Board Presentation (4/10/2019) and discussions with Management

DBO PARTNERS 18

 CONFIDENTIAL    Appendix – Additional Materials  19

CONFIDENTIAL

Shareholder Summary

Illustrative investor voting power

	Shares	% of Total Shares	Votes	% of Total Votes	% of Public Shareholders Votes
Class A					
Rollover Shareholders	231,925	0.5%	46,385	0.2%	-
Public Shareholders					
BlackRock	2,752,759	6.3%	550,552	2.3%	8.9%
The Vanguard Group	2,321,297	5.3%	464,259	1.9%	7.5%
Paradice Investment Management	1,728,548	4.0%	345,710	1.4%	5.6%
Renaissance Technologies	1,430,113	3.3%	286,023	1.2%	4.6%
Macquarie Investment Management Business Trust	1,210,745	2.8%	242,149	1.0%	3.9%
Northern Trust Global Investments	1,087,704	2.5%	217,541	0.9%	3.5%
Lindsell Train	1,077,100	2.5%	215,420	0.9%	3.5%
State Street Global Advisors	770,077	1.8%	154,015	0.6%	2.5%
Elliott Management	768,376	1.8%	153,675	0.6%	2.5%
Mawer Investment Management	686,340	1.6%	137,268	0.6%	2.2%
Norges Bank Investment Management	558,008	1.3%	111,602	0.5%	1.8%
TOMS Capital Investment Management	412,574	0.9%	82,515	0.3%	1.3%
BNY Mellon Asset Management	349,402	0.8%	69,880	0.3%	1.1%
GAMCO Investors	330,845	0.8%	66,169	0.3%	1.1%
Sparinvest	329,393	0.8%	65,879	0.3%	1.1%
Geode Capital Management	303,485	0.7%	60,697	0.2%	1.0%
Oldfield Partners	298,931	0.7%	59,786	0.2%	1.0%
GLG Partners	287,174	0.7%	57,435	0.2%	0.9%
Dimensional Fund Advisors	233,388	0.5%	46,678	0.2%	0.8%
ProShare Advisors	219,232	0.5%	43,846	0.2%	0.7%
Arrowstreet Capital	216,599	0.5%	43,320	0.2%	0.7%
Bridgeway Capital Management	213,216	0.5%	42,643	0.2%	0.7%
Charles Schwab Investment Management	205,107	0.5%	41,021	0.2%	0.7%
Alberta Investment Management	204,887	0.5%	40,977	0.2%	0.7%
Pinnacle Associates	202,410	0.5%	40,482	0.2%	0.7%
Other	5,369,467	12.3%	1,073,893	4.4%	17.4%
Total Public Shareholders (Class A)	23,567,177	54.2%	4,713,435	19.3%	76.6%
Class B					
Rollover Shareholders	14,794,030	34.0%	14,794,030	60.6%	-
Public Shareholders					
Total Public Shareholders (Class B)	1,440,731	3.3%	1,440,731	5.9%	23.4%
Total (Rollover + Public Shareholders)	**40,033,863**	**92.1%**	**20,994,581**	**86.1%**	**100.0%**

Note: Total shown does not include share counts of directors and officers listed in Schedule I of the Merger Agreement who are neither Rollover nor Public Shareholders (per Merger Agreement as of 5/21/2019 and SEC Filings)

Source: Public Shareholders Class A ownership information per CapIQ as of 5/20/2019; Total outstanding shares of common stock per Merger Agreement (as of 5/21/2019); Rollover Shareholders statistics per Exhibit A of Merger Agreement

DBO PARTNERS 20

 CONFIDENTIAL      ISC and Speedway Motorsports Comparison  Note: Unaffected dates for ISC and TRK are 11/9/2018 and 4/22/2019, respectively Source: Company filings, CapIQ(1) CapIQ consensus estimates as of 5/20/2019  21                      Company Information      Tracks  13  8  NASCAR Cup Series Events  21  13  NASCAR Xfinity Series Events  14  11  NASCAR Truck Series Events  9  8  Combined Permanent Seating  683,000  692,000  Luxury Suites  583  754  Trading Statistics as of Unaffected Dates ($MM)      Market Capitalization  $1,696  $561  Debt  261  201  Cash  278  69  Aggregate Value  1,679  693  2019 AV / EBITDA  6.9x  6.0x  2019 P/E  18.6x  14.4x  % of 52 Week High  78%  75%  Operating Statistics ($MM, except per share) (1)      Revenue2019E  $697  $456  2020E  716  465  % Growth  2.8%  2.0%  EBIT      2019E  $105  $63  2020E  109  63  % Margin ('19E / '20E)  15.0% / 15.3%  13.8% / 13.5%  EPS      2019E  2.00  0.95  2020E  2.09  0.96  % Growth  4.3%  1.1%  3 Year Avg. Historical CapEx Spend ('16-'18)  $149  $31

 CONFIDENTIAL      ISC and Speedway Motorsports Offer Comparison  Note: Unaffected dates are 4/22/2019 and 11/9/2018 for TRK and ISC, respectivelyNTM consensus estimates per CapIQ as of unaffected datesAssumes net debt of $132MM and FDSO of 41.0MM for TRK, ($16MM) and 43.5MM for ISC, respectively  22     Unaffected Offer          Unaffected    Offer               Price  $39.06    $45.00  $13.70  $18.00  NTM EPS (1)    $1.97    $0.95    Implied P/E  19.9x    22.9x  14.4x  18.9x  NTM EBITDA ($MM) (1)    $239.3    $115.8    Implied AV / EBITDA (2)  7.0x    8.1x  6.0x  7.5x

     CONFIDENTIAL          Offer Price  Premiums / Discounts1 Day 30 Day Unaffected UnaffectedVWAP    Percentiles1 Day 30 Day Unaffected UnaffectedVWAP              Metric:  $13.70  $14.21  $13.70  $14.21  $18.00  31.4%  26.6%  80.0%  47.3%  Speedway Motorsports M&A Premium Analysis  23          $18 per share represents a 31.4% premium to the 1 Day Unaffected price of $13.70 (1)  A 31.4% premium to the 1 Day Unaffected price ranks in the 80th percentile of comparable transactions for this metric (i.e., 80% of the relevant comparable transactions were completed at this premium or lower)  Comparable Transaction Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2019  Source: CapIQ, SEC Filings(1) Unaffected date of 4/22/2019, as referenced in Sonic’s offer letter

 CONFIDENTIAL      WACC Supporting Analysis  Source: CapIQ as of 5/20/201920 year treasury ratePer Damodaran, Implied ERP as of May 1, 2019  Rate per management’s assumed rate for future refinancingLevered beta calculated using median 6 month, 1 year, 2 year and 5 year levered beta every 6 months from 11/9/2009 to 11/9/2018  24  WACC Assumptions    Risk-Free Rate (1)  2.7%  Market Risk Premium (2)  5.0%  Cost of Debt (3)  7.0%  WACC Calculation    Equity / Total Cap 88.1%Debt / Total Cap 11.9%Levered Beta (4) 1.15Cost of Equity 8.4%    WACC  8.0%                                  2.01.51.00.5–  2.5  3.0  Nov-09  Nov-10  Nov-11  Nov-12  Nov-13  Nov-14  Nov-15  Nov-16  Nov-17  Nov-18          6 MonthYearYear5 Year  ISC Levered Beta  ISC Historical Levered Beta Trends Over Time

CONFIDENTIAL

Precedent M&A Transactions

$MM				Acquisition Premium to Unaffected					
Buyer	Target	Announce Date	Transaction Value (1)	1 Day	30 Day Avg.	LTM Avg.	LTM High (Intraday)	LTM High (Close)	Industry
CommScope Holding Company	ARRIS International	11/8/2018	7,983	14%	32%	22%	6%	6%	Communications Equipment
TransDigm Group	Esterline Technologies Corporation	10/10/2018	4,367	38%	37%	56%	26%	27%	Aerospace and Defense
Inspire Brands	Sonic Corp.	9/25/2018	2,315	19%	20%	53%	9%	13%	Restaurants
Gebr. Knauf KG.	USG Corporation	3/26/2018	6,610	31%	29%	36%	7%	8%	Building Products
General Mills	Blue Buffalo Pet Products	2/23/2018	8,326	17%	19%	49%	12%	12%	Packaged Foods and Meats
LyondellBasell Industries	A. Schulman	2/15/2018	2,264	9%	10%	27%	3%	4%	Specialty Chemicals
General Dynamics Corp.	CSRA Inc.	2/12/2018	9,951	34%	28%	34%	22%	22%	IT Consulting and Other Services
SS&C Technologies Holdings	DST Systems	1/11/2018	5,752	5%	33%	44%	3%	5%	Data Processing and Outsourced Services
Campbell Soup Company	Snyder's-Lance	12/18/2017	6,136	7%	29%	34%	5%	7%	Packaged Foods and Meats
The Hershey Company	Amplify Snack Brands	12/17/2017	1,536	71%	101%	43%	6%	6%	Packaged Foods and Meats
Cineworld Group	Regal Entertainment Group	12/5/2017	6,083	11%	35%	17%	(2%)	(0%)	Movies and Entertainment
Prysmian	General Cable Corp.	12/4/2017	2,899	38%	45%	64%	30%	34%	Electrical Components and Equipment
Arby's Restaurant Group	Buffalo Wild Wings	11/28/2017	2,892	7%	21%	14%	(10%)	(10%)	Restaurants
Meredith Corp.	Time Inc.	11/26/2017	3,137	9%	44%	20%	(9%)	(6%)	Publishing
Kuraray Holdings U.S.A.	Calgon Carbon	9/21/2017	1,353	63%	68%	42%	14%	16%	Commodity Chemicals
Post Holdings	Bob Evans Farms	9/19/2017	1,757	6%	15%	32%	2%	3%	Packaged Foods and Meats

Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2019 Closed Deals
Source: CapIQ, SEC Filings
(1) Per CapIQ

DBO PARTNERS 25

CONFIDENTIAL

Precedent M&A Transactions (cont'd.)

$MM

Buyer	Target	Announce Date	Transaction Value (1)	Acquisition Premium to Unaffected: 1 Day	30 Day Avg.	LTM Avg.	LTM High (Intraday)	LTM High (Close)	Industry
Northrop Grumman	Orbital ATK	9/18/2017	9,429	22%	24%	44%	20%	21%	Aerospace and Defense
Internet Brands	WebMD Health	7/24/2017	3,751	20%	15%	25%	2%	8%	Interactive Media and Services
Avantor Performance Materials	VWR Corp.	5/5/2017	6,632	(2%)	17%	20%	(11%)	(2%)	Life Sciences Tools and Services
Tyson Foods	AdvancePierre Foods Holdings	4/25/2017	4,464	10%	27%	46%	9%	10%	Packaged Foods and Meats
JAB Holdings	Panera Bread Company	4/5/2017	7,750	15%	28%	47%	8%	11%	Restaurants
Restaurant Brands International	Popeyes Louisiana Kitchen	2/21/2017	1,827	19%	22%	40%	4%	12%	Restaurants
WestRock Company	Multi Packaging Solutions International Limited	1/24/2017	2,301	25%	25%	22%	2%	5%	Paper Packaging
Sibanye Gold Limited	Stillwater Mining Company	12/9/2016	2,466	23%	21%	61%	13%	16%	Precious Metals and Minerals
Parker-Hannifin	CLARCOR	12/1/2016	4,437	18%	25%	44%	17%	17%	Industrial Machinery
Boral Industries	Headwaters Incorporated	11/20/2016	2,630	21%	34%	35%	14%	16%	Construction Materials
Symantec	LifeLock	11/20/2016	2,528	16%	34%	67%	15%	16%	Specialized Consumer Services
Tennessee Parent	Team Health Holdings	10/31/2016	6,047	18%	14%	3%	(28%)	(27%)	Health Care Services
Bass Pro Group	Cabela's Incorporated	10/3/2016	8,667	12%	22%	29%	12%	12%	Specialty Stores
LANXESS Deutschland	Chemtura	9/25/2016	2,637	19%	17%	21%	4%	4%	Specialty Chemicals
Circle K Stores	CST Brands	8/22/2016	6,086	2%	8%	27%	0%	2%	Automotive Retail
Cintas	G&K Services	8/16/2016	2,201	19%	21%	40%	19%	19%	Diversified Support Services

Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2019 Closed Deals
Source: CapIQ, SEC Filings
(1) Per CapIQ

DBO PARTNERS 26

CONFIDENTIAL

Precedent M&A Transactions (cont'd.)

$MM				Acquisition Premium to Unaffected					
Buyer	Target	Announce Date	Transaction Value [(1)]	1 Day	30 Day Avg.	LTM Avg.	LTM High (Intraday)	LTM High (Close)	Industry
Steinhoff International Holdings	Mattress Firm Holding Corp.	8/8/2016	2,982	115%	109%	53%	(2%)	(1%)	Homefurnishing Retail
DTI	Epiq Systems	7/27/2016	1,040	14%	13%	20%	(2%)	(2%)	Research and Consulting Services
Komatsu America	Joy Global Inc.	7/21/2016	3,868	20%	29%	64%	(2%)	(4%)	Construction Machinery and Heavy Trucks
Melrose Industries	Nortek Inc.	7/6/2016	2,673	38%	64%	56%	(7%)	(1%)	Building Products
Westlake Chemical	Axiall Corp.	6/10/2016	3,887	28%	42%	47%	(18%)	(17%)	Commodity Chemicals
Thermo Fisher Scientific	FEI Company	5/27/2016	4,523	14%	21%	34%	13%	14%	Electronic Equipment and Instruments
NBCUniversal Media	DreamWorks Animation	4/28/2016	4,239	27%	58%	72%	27%	27%	Movies and Entertainment
Alaska Air Group	Virgin America	4/4/2016	2,995	47%	76%	77%	43%	47%	Airlines
Samsonite International	Tumi Holdings	3/3/2016	1,829	2%	47%	38%	(4%)	2%	Apparel, Accessories and Luxury Goods

Summary Statistics	1 Day	30 Day Avg.	LTM Avg.	LTM High (Intraday)	LTM High (Close)
Low (40%)	15.7%	24.4%	34.2%	3.4%	5.4%
Median	18.7%	28.2%	39.7%	5.7%	7.7%
High (60%)	20.2%	29.4%	43.5%	9.0%	11.6%

Criteria: US Deals; $1Bn - $10Bn Transaction Value; 100% Cash Consideration; Public Company Target; All Industries Excluding Real Estate, Financials, Utilities, Technology, BioTech and Energy; 2016-2019 Closed Deals
Source: CapIQ, SEC Filings
(1) Per CapIQ

DBO PARTNERS 27

CONFIDENTIAL

Precedent Existing Shareholder Buyout Transactions

Last 10 years

			Offers			Final Offer Premium to:				
Announce Date	Target	Buyer	First	Final	% Increase	Unaffected	30D Avg.	LTM High (Intraday)	LTM High (Closing)	Industry
4/24/2019	Speedway Motorsports	Sonic Financial	$18.00	NA	-	-	-	-	-	Entertainment Facilities
4/15/2019	HomeFed	Jefferies	$42.04	NA	-	-	-	-	-	Real Estate
9/6/2016	Federal-Mogul	Icahn Enterprise Holdings	$7.00	$9.25	32.1%	85.7%	116.7%	(33.9%)	(33.5%)	Auto Components
10/8/2009	First Advantage	First American	$14.04	$19.47	38.7%	52.7%	50.3%	3.8%	6.5%	Application Hosting Services
6/21/2010	Landry's	Tilman Fertitta	$13.00	$24.50	88.5%	125.6%	158.4%	32.1%	33.7%	Full Service Restaurants
5/3/2009	Hearst Television	Hearst Broadcasting	$4.00	$4.50	12.5%	115.3%	162.1%	(81.6%)	(80.8%)	Broadcasting
7/25/2016	National Interstate	America Financial Group	$30.00	$32.50	8.3%	43.7%	38.0%	6.6%	12.1%	Insurance
12/17/2012	Clearwire	Sprint	$2.60	$2.97	14.2%	40.1%	42.1%	0.3%	10.4%	Telecom Services
12/15/2010	Alcon	Novartis	$153.00	$168.00	9.8%	2.2%	3.6%	0.8%	1.2%	Health Care
11/14/2011	Bluegreen Vacations	BCF Financial	$2.18	$4.56	109.7%	102.7%	124.3%	(3.6%)	(0.9%)	Hotels And Motels
4/30/2009	Cox Radio	Cox Media Group	$3.80	$4.80	26.3%	45.5%	14.5%	(63.3%)	(63.2%)	Broadcasting
6/26/2017	Handy & Harman	Steel Partners Holdings	$29.00	$35.00	20.7%	31.6%	34.4%	17.1%	18.8%	Steel
6/30/2010	Gerdau Ameristeel	Gerdau Steel North America	$11.00	$11.00	-	53.4%	47.5%	13.9%	15.7%	Steel
9/18/2009	Odyssey Re Holdings	Fairfax Financial Holdings	$58.00	$65.00	12.1%	29.8%	33.9%	19.1%	19.7%	Insurance
3/1/2013	Danfoss Power Solutions	Danfoss A/S	$49.00	$58.50	19.4%	48.6%	47.8%	4.3%	5.3%	Agriculture
4/20/2011	CNA Surety Corp.	Continental Casualty	$22.00	$26.55	20.7%	37.9%	42.6%	34.3%	36.1%	Insurance
3/6/2014	National Interstate	American Financial Group	$28.00	$30.00	7.1%	35.3%	30.8%	(17.5%)	(15.9%)	Insurance
11/9/2009	XO Holdings	ACF Industries Holdings	$0.55	$0.80	45.5%	175.9%	160.7%	1.3%	6.7%	Communication Services
4/9/2010	Danfoss Power Solutions	Danfoss A/S	$10.10	$14.00	38.6%	65.9%	51.9%	38.2%	41.4%	Agriculture
8/4/2009	Pepsi Bottling Group	PepsiCo	$29.50	$36.50	23.7%	44.8%	60.6%	4.0%	5.5%	Beverages
8/4/2009	PepsiAmericas	PepsiCo	$23.27	$28.50	22.5%	43.4%	58.9%	5.5%	6.1%	Beverages
11/15/2010	Mediacom Communications	Rocco Commisso	$6.00	$8.75	45.8%	64.2%	50.1%	19.9%	21.5%	Cable and Satellite
9/12/2011	M&F Worldwide	MacAndrews & Forbes	$24.00	$25.00	4.2%	47.4%	19.8%	(18.8%)	(16.4%)	Commercial / Professional Services
9/23/2009	Ligado Networks	Harbinger Capital Partners	$4.00	$5.00	25.0%	47.1%	56.4%	-	9.9%	Telecom Services
9/20/2013	Dole Food Company	David Murdock	$12.00	$13.50	12.5%	32.4%	29.7%	(11.1%)	(5.9%)	Agricultural Products
8/23/2016	Affinity Gaming	Z Capital Management	$15.00	$17.35	15.7%	-	-	-	-	Casinos and Gaming
2/2/2016	Affinity Gaming	Z Capital Management	$9.75	$15.00	53.8%	-	-	-	-	Casinos and Gaming
4/11/2017	Alliance Healthcare Services	Fujian Thaihot Investment Co	$9.60	$13.25	38.0%	66.7%	74.5%	36.9%	42.5%	Health Care Equipment / Services
10/18/2010	BlueLinx Holdings	Cerberus Capital Management	$3.40	$4.00	17.6%	59.4%	44.6%	(36.7%)	(32.7%)	Building Product Distribution

Gray Indicates Cancelled Transactions

Yellow Indicates Pending Transactions

Summary Statistics (1)	% Increase	Unaffected	30D Avg.	LTM High (Intraday)	LTM High (Closing)
Low (40%)	18.3%	45.2%	43.8%	0.6%	5.4%
Median	20.7%	47.4%	47.8%	3.8%	6.5%
High (60%)	24.5%	53.0%	51.0%	4.8%	10.1%

Sources: CapIQ and Company filings
(1) Excludes Speedway Motorsports / Sonic Financial and HomeFed / Jefferies transactions which have not closed

DBO PARTNERS 28

CONFIDENTIAL    29  Comparable CompaniesOperating and trading statistics                  Sources: Capital IQ, Company filings, and Wall Street ResearchShare prices and consensus estimates as of 5/20/2019Market capitalization plus net debt (includes non-controlling interests and preferred equity if applicable)Revenue & EBITDA multiples less than 0.0x and greater than 50.0x considered NMP/E multiples less than 0.0x and greater than 50.0x considered NMAssumes no change in outstanding shares between offer and 2018 10-KAssumes common shares per Q1 2019 10-Q and options and RSUs per 2018 10-KNote: Projections shown are consensus estimates per CapIQ; FCF calculated as CFO – Capex                                                                                                    % of Equity Agg. AV / Revenue (3) AV / EBITDA (3) Price / Earnings (4) Revenue Growth YoY EBITDA Margin EPS Growth YoY FCF Margin                                       CompanyName  Price (1)  52W High  Value  Value (2)  2019E  2020E  2019E  2020E  2019E  2020E  2020E  2021E  2020E  2021E  2020E  2021E  2020E  2021E                                        ISC (Current)  $43.96  88%  $1,912  $1,896  2.7x  2.6x  8.3x  8.1x  21.9x  21.0x  2.8%  2.8%  32.8%  34.0%  4.3%  5.2%  13.8%  16.0%  ISC (Pre-NASCAR Offer) (5)  39.06  78%  1,696  1,679  2.4x  2.3x  6.9x  6.6x  18.6x  18.5x  3.7%  2.6%  34.7%  34.4%  0.5%  10.9%  13.4%  17.7%                                        SpeedwayMotorsports (Current) (6)  $18.56  99%  $761  $893  2.0x  1.9x  7.7x  7.7x  19.5x  19.3x  2.0%  2.2%  25.0%  24.7%  1.1%  2.1%  NA  NA  SpeedwayMotorsports (Pre-Sonic Offer) (6)  13.70  75%  561  693  1.5x  1.5x  6.0x  6.0x  14.4x  14.3x  2.0%  2.2%  25.0%  24.7%  1.1%  2.1%  NA  NA                                        Other Motorsports                                      Formula One Tracking Stock  $38.37  97%  $8,868  $13,703  6.8x  6.4x  30.8x  28.4x  NM  NM  6.5%  8.3%  22.4%  23.1%  NM  NM  15.2%  19.0%  Dover Motorsports  2.05  89%  75  72  NA  NA  NA  NA  NA  NA  NM  NM  NA  NA  NA  NA  NA  NA                                        Entertainment FacilityProviders                                      Six Flags Entertainment  $52.34  71%  $4,419  $7,361  4.8x  4.6x  12.8x  11.9x  18.4x  16.7x  4.0%  3.5%  38.8%  39.7%  9.8%  13.2%  19.0%  20.9%  Churchill Downs  96.93  93%  3,839  5,221  4.0x  3.9x  11.4x  10.6x  21.6x  18.2x  2.9%  NM  36.4%  NA  18.7%  NA  11.1%  NA  Eldorado Resorts  49.08  95%  3,808  7,614  2.9x  2.9x  10.3x  9.6x  21.0x  17.3x  0.6%  0.5%  29.9%  30.2%  21.0%  (13.8%)  12.3%  11.0%  Cedar Fair  52.39  78%  2,971  4,773  3.4x  3.3x  9.8x  9.4x  15.7x  14.7x  3.2%  4.0%  35.0%  35.1%  6.8%  6.5%  13.8%  13.2%  Penn National Gaming  21.40  58%  2,532  12,874  2.5x  2.4x  8.4x  8.0x  15.2x  10.2x  2.3%  2.9%  30.2%  30.2%  48.7%  12.6%  8.8%  11.5%  SeaWorld Entertainment  26.75  82%  2,242  3,898  2.7x  2.7x  8.8x  8.2x  17.3x  15.5x  3.2%  2.6%  32.4%  34.0%  11.6%  13.0%  12.0%  13.5%  Tokyotokeiba  30.51  68%  871  920  4.1x  3.9x  9.7x  8.0x  NA  NA  6.2%  4.2%  48.3%  52.1%  NA  NA  20.0%  25.0%  Mean    78%      3.5x  3.4x  10.2x  9.4x  18.2x  15.4x  3.2%  3.0%  35.9%  36.9%  19.4%  6.3%  13.9%  15.8%  Median    78%      3.4x  3.3x  9.8x  9.4x  17.8x  16.1x  3.2%  3.2%  35.0%  34.6%  15.2%  12.6%  12.3%  13.4%                                        Movie Cinemas, Theaters & Other                                      Cineworld Group  $3.80  92%  $5,228  $8,961  1.9x  1.8x  8.0x  7.7x  11.6x  10.7x  3.6%  2.7%  23.6%  23.7%  8.3%  8.5%  14.3%  14.6%  Cinemark  39.23  90%  4,563  7,575  2.3x  2.2x  9.6x  9.4x  17.1x  16.7x  1.7%  4.0%  23.9%  24.6%  2.5%  18.0%  8.9%  NA  AMC  13.00  61%  1,350  11,444  2.1x  2.0x  13.8x  13.0x  NM  NM  1.5%  2.2%  15.5%  15.6%  NM  NM  2.1%  NA  Marcus Corporation  36.51  80%  1,150  1,676  2.0x  1.9x  10.3x  9.3x  19.9x  16.5x  6.3%  3.9%  20.2%  21.3%  20.7%  10.6%  8.1%  NA  Reading International  13.88  83%  319  739  2.4x  2.1x  16.2x  11.6x  NA  NA  12.1%  2.6%  18.1%  18.9%  NA  NA  6.9%  NA  Mean    81%      2.1x  2.0x  11.6x  10.2x  16.2x  14.6x  5.0%  3.1%  20.3%  20.8%  10.5%  12.4%  8.0%  14.6%  Median    83%      2.1x  2.0x  10.3x  9.4x  17.1x  16.5x  3.6%  2.7%  20.2%  21.3%  8.3%  10.6%  8.1%  14.6%